Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2016 Record Results

•	Pro forma EBITDA up 32% and pro forma EPS up 25% and at high end of guidance
•	Q1 2016 revenue of $68.8 million, up 13% from prior year and exceeds high end of guidance
•	Board of Directors declares $0.13 semi-annual dividend

MIAMI, FL – May 10, 2016 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the first quarter, which ended on April 1, 2016.

Q1 2016 revenue was $68.8 million, up 13% from prior year. Q1 2016 pro forma diluted earnings per share were $0.20, up 25% when compared to $0.16 for the same period in 2015. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.13 for the first quarter of 2016, as compared to $0.10 in the first quarter of 2015.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.13 per share for shareholders of record on June 30, 2016, to be paid on July 11, 2016.

At the end of the first quarter of 2016, the Company’s cash balances were $12.6 million. During the first quarter of 2016, the Company utilized cash to the repurchase of 562 thousand shares of the Company’s common stock at an average price per share of $13.69 for a total of $7.7 million.

Weighted average shares outstanding increased by 11% from the first quarter 2015, primarily as a result of the vesting of performance based stock appreciation rights issued in 2012.  The vesting of these stock appreciation rights required the Company to increase pro forma EPS and EBITDA by 50% from 2011 levels. On May 6, 2016, the Board of Directors approved the repurchase of approximately 1.5 million shares at a purchase price of $14.77 per share from the Company’s Named Executive Officers.  As a result of this transaction, the Company’s weighted average shares outstanding will be reduced by approximately 4% and is expected to be $0.03 to $0.04 accretive on an annualized basis. Based on the most recent SEC filings, including shares of Company common stock beneficially owned and shares that could be acquired upon the exercise of the stock appreciation rights, Mr. Fernandez continues to be the Company’s largest beneficial shareholder.  Following the transaction, approximately $3.1 million remained available under the Company’s share repurchase program.

“Our strong momentum from last year carried over into 2016 as we reported year over year pro forma EBITDA and EPS increases of 32% and 25%, respectively,” stated Ted A. Fernandez Chairman & CEO of The Hackett Group.  “More importantly, this momentum continues into the second quarter while we continue to ramp the sales and pipeline from our new “IP as a Service” alliances.”

Based on the current economic outlook, the Company estimates total revenue for the second quarter of 2016 to be in the range of $71.0 million to $73.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.21 to $0.23.  At the high end of the guidance, pro forma EBITDA and EPS would increase 30% and 21%, respectively, when compared to prior year.

Other Highlights

U.S. Best Practices Conference – In mid-April, The Hackett Group hosted its annual U.S. Best Practices Conference in Chicago, “Creating Agility in a Digital Age.” More than 225 executives attended the event, which featured presentations by leaders from 17 of the world’s most successful companies. Many presenters focused on how companies are following the example set by Uber and others, utilizing next-generation digital business transformation efforts to improve agility, alter business models, and achieve competitive advantage by creating digitally interconnected, customer-centric value networks.

EPM Book of Numbers Research – The Hackett Group issued new Book of Numbers research finding that top performers in Enterprise Performance Management (EPM) can see dramatic benefits, including improved net margin and greater shareholder return. The research found a strong correlation between superior EPM capabilities and financial outperformance, according to The Hackett Group’s research. EPM top performers see 4.4% higher net margin than others in their industry and deliver 21% better total shareholder returns, on average. Top performers are also far more successful when executing a wide array of strategic initiatives, including mergers and acquisitions, business transformation, technology implementation, new product and geographic expansion, and major supply chain improvement efforts.

Finance Key Issues Research – The Hackett Group issued Finance Key Issues research finding that finance executives face a delicate balancing act in 2016 as they seek to address multiple and often conflicting priorities. Finance must enhance its ability to support corporate strategies through analytics and information integration in the face of reductions in budgets and staff. The Hackett Group’s research also identified the five most common transformation initiatives finance organizations expect to use to address these priorities in 2016: improving leadership skills; reinventing service delivery; improving performance management capabilities; developing a finance technology road map; and rolling out of business intelligence and analytics applications.

Procurement Key Issues Research – The Hackett Group issued Procurement Key Issues research finding that procurement leaders expect operating budgets and staffing to increase slightly in 2016 as they attempt to balance the need to reduce costs with the desire to become a better strategic business partners and other priorities. Increased business uncertainty and risk are driving a resurgence in traditional cost reduction strategies, according to The Hackett Group’s research. At the same time, the research identified critical development gaps in four key procurement strategy areas: becoming a better strategic partner to the business; increasing spend influence; improving agility; and tapping supplier innovation. These are seen as important targets for capability development.

On Tuesday, May 10, 2016, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: First Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 10, 2016 and will run through 5:00 P.M. ET on Tuesday, May 24, 2016. To access the rebroadcast, please dial (866) 419-8652. For International callers, please dial (203) 369-0781.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00

P.M. ET on Tuesday, May 10, 2016 and will run through 5:00 P.M. ET on Tuesday, May 24, 2016. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 52% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended
	April 1,	April 3,
	2016	2015
Revenue:
Revenue before reimbursements	$61,973	$54,905
Reimbursements	6,805	6,069
Total revenue	68,778	60,974

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	38,351	33,637
Non-cash stock compensation expense	1,047	1,035
Acquisition-related stock compensation expense	268	274
Reimbursable expenses	6,805	6,069
Total cost of service	46,471	41,015

Selling, general and administrative costs	14,195	14,262
Non-cash stock compensation expense	597	515
Amortization of intangible assets	275	547
Total selling, general, and administrative expenses	15,067	15,324

Total costs and operating expenses	61,538	56,339

Income from operations	7,240	4,635

Other income (expense):
Interest income	-	2
Interest expense	(41)	(140)

Income from operations before income taxes	7,199	4,497
Income tax expense	2,817	1,492
Net income	$4,382	$3,005

Basic net income per common share:
Income per common share from operations	$0.15	$0.11
Weighted average common shares outstanding	29,890	28,552

Diluted net income per common share:
Income per common share from operations	$0.13	$0.10
Weighted average common and common equivalent shares outstanding	33,353	29,917

Pro forma data (1):
Income from operations before income taxes	$7,199	$4,497
Non-cash stock compensation expense	1,644	1,550
Acquisition-related non-cash stock compensation expense	268	274
Amortization of intangible assets	275	547
Pro forma income before income taxes	9,386	6,868
Pro forma income tax expense	2,816	2,060
Pro forma net income	$6,570	$4,808

Pro forma basic net income per common share	$0.22	$0.17
Weighted average common shares outstanding	29,890	28,552

Pro forma diluted net income per common share	$0.20	$0.16
Weighted average common and common equivalent shares outstanding	33,353	29,917

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, restructuring expense, acquisition-related costs and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP).
These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future.
The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters.
Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	April 1,	January 1,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$12,649	$23,503
Accounts receivable and unbilled revenue, net	47,131	42,046
Prepaid expenses and other current assets	2,350	1,938
Total current assets	62,130	67,487

Property and equipment, net	13,948	14,102
Other assets	3,909	4,206
Goodwill, net	74,227	74,584
Total assets	$154,214	$160,379

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,797	$8,300
Accrued expenses and other liabilities	32,285	41,812
Total current liabilities	43,082	50,112
Long-term deferred tax liability, net	10,867	8,123
Total liabilities	53,949	58,235

Shareholders' equity	100,265	102,144
Total liabilities and shareholders' equity	$154,214	$160,379

Page 6 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	April 1,	April 3,	January 1,
	2016	2015	2016
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$57,945	$51,592	$55,584
ERP Solutions (3)	10,833	9,382	10,770
Total revenue	$68,778	$60,974	$66,354

Revenue Concentration:
(% of total revenue)
Top customer	6%	4%	5%
Top 5 customers	19%	15%	20%
Top 10 customers	31%	25%	29%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	861	778	842
Total headcount	1,056	973	1,043
Days sales outstanding (DSO)	62	63	58
Cash provided by (used in) operating activities (in thousands)	$536	$(339)	$16,956
Depreciation (in thousands)	$637	$612	$656
Amortization (in thousands)	$275	$547	$565

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$383	$374	$366

ERP Solutions:
ERP Solutions consultant utilization rate (3)	79%	72%	69%
ERP Solutions gross billing rate per hour (3)	$132	$142	$129

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	307	75	-
Cost of shares repurchased (in thousands)	$4,256	$653	$-
Average price per share of shares purchased	$13.85	$8.70	$-
Remaining authorization (in thousands)	$3,054	$3,012	$2,309

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	255	259	17
Cost of shares repurchased (in thousands)	$3,437	$2,067	$240
Average price per share of shares purchased	$13.48	$7.98	$14.12
(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 42% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.